                                                                    Exhibit 99.1
                            Joint Filer Information

Name of Joint Filer:                        The Dow Chemical Company

Address of Joint Filer:                     2030 Dow Center,
                                            Midland, Michigan 48674

Relationship of Joint Filer to Issuer:      10% Owner

Issuer Name and Ticker or Trading Symbol:   AgroFresh Solutions, Inc. [AGFS]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                           7/27/2018

Designated Filer:                           DowDuPont Inc.